UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2014

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2014 the Board of Directors (the “Board”) of AV Homes, Inc. (the “Company”) set the size of the Board at ten members and elected Jonathan M. Pertchik and Michael F. Profenius to the Board. Mr. Pertchik was designated by TPG Aviator, L.P. (“TPG”) for election to the Board in accordance with the terms of a purchase agreement and stockholders agreement between the Company and TPG. On July 25, 2014, the Board also appointed Mr. Pertchik to the Audit Committee of the Board and appointed Mr. Profenius to the Finance Committee and Nominating and Corporate Governance Committee of the Board.

Mr. Pertchik, age 47, is the Chief Executive Officer of ST Residential, LLC, an owner and manager of luxury condominiums, apartment projects, hotels, and office and retail spaces, a position he has held since February 2013. He previously served as Chief Operating Officer of ST Residential from March 2010 to February 2013. Prior to joining ST Residential, Mr. Pertchik held various executive management positions at WCI Communities, a luxury homebuilder and developer, first as Division President from 2007 to 2008 and then as Chief Restructuring Officer from August 2008 to January 2010. He began his career at The Staubach Company, a commercial real estate brokerage and consulting company.

Mr. Profenius, age 55, has been a Senior Partner of Grove International Partners, a global private equity firm specializing in real estate investment, since April 2012. Prior to joining Grove, Mr. Profenius served as a Managing Director of Warburg Pincus LLC, a global private equity firm, where he focused on real estate investments, from March 2004 to September 2011. Prior to joining Warburg Pincus, Mr. Profenius spent 18 years at Merrill Lynch & Co, most recently as Co-Head and Management Director of the Global Real Estate Investment Banking and Hospitality Group. He began his career at Dean Witter Realty in 1982.

In connection with their appointment to the Board, the Company has entered into its standard indemnification agreement with each of Mr. Pertchik and Mr. Profenius. The agreement with Mr. Pertchik includes a waiver by the Company of any interest or expectancy in any corporate opportunity presented to Mr. Pertchik.

Messrs. Pertchik and Profenius will receive the Company’s standard non-employee director compensation as described under the heading “Director Compensation” in the Company’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 28, 2014. In addition, upon their election to the Board, they each received a grant of the annual restricted stock units granted to all non-employee directors, prorated for the portion of the year they served on the Board up to the date of the Company’s 2015 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: July 29, 2014	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)